Exhibit 99.1
DELEK US HOLDINGS REPORTS
THIRD QUARTER 2011 RESULTS
BRENTWOOD, Tenn., November 2, 2011 — Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the third quarter 2011.
For the three months ended September 30, 2011, Delek US reported net income from continuing operations of $92.5 million, or $1.58 per diluted share, versus a net loss from continuing operations of ($9.9) million, or ($0.18) per basic share, in the third quarter 2010.
Excluding special items, the Company reported adjusted net income from continuing operations of $88.8 million, or $1.52 per diluted share, in the third quarter 2011. Third quarter 2011 adjusted net income excludes a $3.7 million, or $0.06 per diluted share, gain on the Company’s equity investment in Lion Oil Company (“Lion Oil”). Third quarter results were affected by a $6.1 million after-tax loss on derivative instruments that impacted net income by $0.10 per diluted share in the period.
Uzi Yemin, President and Chief Executive Officer of Delek US Holdings, remarked: “Delek US generated record net income during the third quarter, supported by significant contributions from the Company’s refining segment. The Tyler and El Dorado refineries benefited from a significant increase in Gulf Coast refined product margins, when compared to the prior-year period, as well as from continued access to substantial volumes of WTI-linked crude oil. Both refineries operated near capacity during the third quarter, given favorable market conditions.”
Crude oil differentials continued to widen during the third quarter 2011, as illustrated by a marked disparity between the price of West Texas Intermediate (WTI) and other crude oils. The price of WTI held an average discount of more than $22 per barrel when compared to Brent crude during the third quarter 2011.
Third quarter 2011 results include a reduction to Delek US’ net income of $4.0 million, or $0.07 per diluted share, related to earnings attributable to the non-controlling interest in Lion Oil. In October 2011, Delek US acquired the minority equity interest held by a consortium of Lion shareholders to become the sole owner of the El Dorado refinery and related assets.
“Early into the fourth quarter, we acquired the remaining minority equity interest in Lion Oil. By assuming sole ownership of the El Dorado refinery and associated assets, we have more flexibility to pursue strategic initiatives capable of unlocking value for our shareholders,” continued Yemin.

“The integration of Lion Oil continues to proceed as planned. Our near-term focus remains on identifying and capturing acquisition-related synergies that exist between our Tyler and El Dorado refineries. During the third quarter, we began work on a series of ‘quick-hit’ capital projects at both refineries that we expect to be completed during the second half of 2012. We believe these projects, with an estimated cost of approximately $20 million, have the potential to generate up to $30 million of incremental contribution margin annually, given current market conditions,” stated Yemin.
“During the third quarter, we supplied approximately 25,000 barrels per day of WTI-linked crude oil to our El Dorado refinery, including a combination of local Arkansas and West Texas crudes. We continue to work toward our goal of supplying up to 25,000 barrels per day of additional West Texas crude to our El Dorado refinery within 18 months,” concluded Yemin.
As of September 30, 2011, Delek US had $218.7 million in cash and $424.1 million in debt, resulting in a net debt position of 205.4 million. During the third quarter 2011, Delek US reduced its total debt outstanding by approximately $35 million.
Refining Segment
Refining segment contribution margin increased to $176.1 million in the third quarter 2011, versus a loss of $1.1 million in the third quarter 2010. During the third quarter 2011, the Tyler refinery generated $99.9 million in contribution margin, while the Lion Oil operations generated $76.2 million contribution margin.
The year-over-year increase in segment contribution margin was attributable to the inclusion of Lion Oil in the Company’s consolidated statement of operations, higher refining system throughputs, improved Gulf Coast refined product margins, access to cost-advantaged domestic crude sources and strong sales of refined products.
Tyler, Texas Refinery
Total throughputs were 59,812 barrels per day in the third quarter 2011, versus 47,452 barrels per day in the third quarter 2010. Total sales volumes increased to 59,920 barrels per day in the third quarter 2011, compared to 46,500 barrels per day in the third quarter 2010. Tyler operated at 96 percent of nameplate capacity during the third quarter 2011, versus 75.5 percent in the prior-year period.
Direct operating expense per barrel sold was $5.33 per barrel sold in the third quarter 2011, versus $5.96 per barrel sold in the third quarter 2010. The year-over-year change was primarily attributable to higher throughputs and lower contractor expenses.
Tyler’s refining margin, excluding inter-company product marketing fees of $0.67 per barrel, was $24.14 per barrel sold in the third quarter 2011, compared to $6.30 per barrel sold for the same quarter last year. The 5-3-2 Gulf Coast crack spread was $30.80 per barrel in the third quarter 2011, versus $7.45 per barrel in the third quarter 2010.

During the third quarter, the Tyler refinery processed a crude slate that consisted primarily of West Texas Intermediate, in addition to other local domestic crude oils. Tyler produced approximately 96 percent light products in the third quarter 2011.
El Dorado, Arkansas Refinery
Total throughputs were 86,066 barrels per day in the third quarter 2011, versus 67,750 barrels per day in the second quarter 2011. Total sales volumes increased to 82,317 barrels per day in the third quarter 2011, compared to 67,822 barrels per day in the second quarter 2011. El Dorado operated at 99.7 percent of nameplate capacity during the third quarter 2011, versus 76.7 percent in the second quarter 2011. Delek US operated the refinery operated for a total of 92 days during the third quarter 2011, versus only 63 days post-acquisition in the second quarter 2011.
Direct operating expense per barrel sold was $4.27 per barrel sold in the third quarter 2011, versus $4.46 per barrel sold in the second quarter 2011. The quarter-over-quarter change was primarily attributable to higher throughputs and a decline in utilities expenses. El Dorado’s refining margin was $14.33 per barrel sold in the third quarter 2011, compared to $10.90 per barrel sold in the second quarter 2011.
During the third quarter, the El Dorado refinery processed a crude slate consisting of local Arkansas crudes, West Texas crudes and domestic offshore crudes. El Dorado produced approximately 74.4 percent light products in the third quarter 2011.
Retail Segment
Retail segment contribution margin declined to $15.6 million in the third quarter 2011, versus $18.7 million in the third quarter 2010. Third quarter 2011 results were impacted by declines in the Company’s retail fuel and merchandise margins, in addition to increased credit card expenses resulting from higher retail fuel prices, when compared to the third quarter 2010.
Same-store merchandise sales increased 2.4 percent in the third quarter 2011, when compared to the prior-year period. Same-store food service sales increased 18.8 percent in the third quarter 2011, as the company increased the concentration of fresh food QSR concepts to approximately 20 percent of the store base. Same-store sales of private label products increased more than 30 percent in the third quarter 2011, when compared to the third quarter 2010, and comprised more than 4 percent of total merchandise sales in the period.
Merchandise margin declined to 29.0 percent in the third quarter 2011, versus 30.1 percent in the prior-year period, due in part to lower margins in the cigarette category.

Same-store retail fuel gallons sold increased 3.2 percent in the third quarter 2011, when compared to the prior-year period. The increase in same-store fuel volumes was partially attributable to a more competitively priced fuel offering. The Company’s retail fuel margin was 18.8 cents per gallon in the third quarter 2011, versus 19.6 cents per gallon in the prior-year period.
At the conclusion of the third quarter 2011, the retail segment operated 384 locations, versus 420 locations in the prior-year period.
Marketing Segment
Marketing segment contribution margin increased to $6.8 million in the third quarter 2011, versus $5.7 million in the third quarter 2011.
Total sales volumes increased 14.3 percent to 16,139 barrels per day in the third quarter 2011, versus the prior-year period. Total sales volumes increased on a year-over-year basis for the seventh consecutive quarter during the third quarter 2011, as regional demand trends for gasoline and distillate products remained strong in the period.

Reconciliation of GAAP to Non-GAAP Financial Measures
Delek US reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures may provide users of financial information (i) increased transparency into the Company’s operations; and (ii) additional meaningful comparisons between current results and results in prior operating periods. For these reasons, management is presenting certain adjustments to GAAP results in order to reflect the ongoing operations of the business. Management believes these measures will help investors better understand and evaluate the Company.
Delek US provides the following reconciliation schedule in calculating “adjusted” net income from continuing operations, a non-GAAP measure.
The following item(s) are excluded in the calculation of adjusted net income from continuing operations for the three months ended September 30, 2011 and for the three months ended September 30, 2010.

	Three Months Ended September 30, 2011
	Pre-Tax	After-Tax	After Tax EPS
$ in Millions (Except EPS)	Income	Income	Diluted

Unadjusted
Net Income	$146.6	$92.5	$1.58
Adjustments
Income:
Gain on investment in Lion Oil (Other)	(3.7)	(3.7)	(0.06)

Adjusted Total	$142.9	$88.8	$1.52

	Three Months Ended September 30, 2010
	Pre-Tax	After-Tax	After Tax EPS
$ in Millions (Except EPS)	Income	Income	Diluted

Unadjusted
Net Loss	$(14.0)	$(9.9)	$(0.18)

Adjusted Total	$(14.0)	$(9.9)	$(0.18)

Third Quarter 2011 Results | Conference Call Information
The Company will hold a conference call to discuss its third quarter 2011 results on November 3, 2011 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through November 5, 2011 by dialing (855) 859-2056, passcode 17840856. An archived version of the replay will also be available on Delek’s website for 90 days.
About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy business focused on petroleum refining, the wholesale distribution of refined products and convenience store retailing. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 140,000 barrels per day. The marketing and supply segment markets refined products through a series of owned and third-party product terminals and pipelines. The retail segment supplies fuels and merchandise through a network of approximately 384 company-operated convenience store locations operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: management’s ability to execute its strategy through acquisitions and transactional risks in acquisitions; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the United States Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.
U.S. Investor / Media Relations Contact:
Noel Ryan III
Head of Investor Relations & Corporate Communications
Delek US Holdings, Inc.
615-435-1356 (Direct)

Delek US Holdings, Inc
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2011	2010
	(In millions, except share
	and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$218.7	$49.1
Accounts receivable	305.4	104.7
Inventory	365.9	136.7
Other current assets	37.2	8.9

Total current assets	927.2	299.4

Property, plant and equipment:
Property, plant and equipment	1,224.0	886.7
Less: accumulated depreciation	(246.2)	(206.6)

Property, plant and equipment, net	977.8	680.1

Goodwill	71.9	71.9
Other intangibles, net	16.7	7.9
Minority investment	—	71.6
Other non-current assets	20.6	13.7

Total assets	$2,014.2	$1,144.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$393.9	$222.9
Current portion of long-term debt and capital lease obligations	27.1	14.1
Current note payable to related party	6.0	—
Obligation under Supply and Offtake Agreement	190.4	—
Accrued expenses and other current liabilities	121.7	55.5

Total current liabilities	739.1	292.5

Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	313.0	237.7
Note payable to related party	78.0	44.0
Environmental liabilities, net of current portion	10.2	2.8
Asset retirement obligations	7.8	7.3
Deferred tax liabilities	149.9	105.9
Other non-current liabilities	33.5	11.1

Total non-current liabilities	592.4	408.8

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 58,011,960 shares and 54,403,208 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	0.6	0.5
Additional paid-in capital	338.4	287.5
Accumulated other comprehensive income	0.1	—
Retained earnings	313.1	155.3
Non-controlling interest in subsidiaries	30.5	—

Total shareholders’ equity	682.7	443.3

Total liabilities and shareholders’ equity	$2,014.2	$1,144.6

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In millions, except share and per share data)
Net sales	$2,205.0	$875.5	$5,197.2	$2,766.1
Operating costs and expenses:
Cost of goods sold	1,911.5	793.7	4,558.6	2,509.5
Operating expenses	94.8	58.2	238.2	170.1
Insurance proceeds — business interruption	—	—	—	(12.8)
Property damage proceeds, net	—	—	—	(4.0)
General and administrative expenses	18.8	14.9	61.9	45.0
Depreciation and amortization	20.0	14.4	53.3	44.9
Loss on sale of assets	0.6	0.2	2.6	0.3

Total operating costs and expenses	2,045.7	881.4	4,914.6	2,753.0

Operating income (loss)	159.3	(5.9)	282.6	13.1

Interest expense	16.4	8.1	38.7	25.6
Gain on investment in Lion Oil	(3.7)	—	(12.9)	—

Total non-operating expenses	12.7	8.1	25.8	25.6

Income before income taxes	146.6	(14.0)	256.8	(12.5)
Income tax expense (benefit)	50.1	(4.1)	87.4	(3.5)

Net income (loss)	96.5	(9.9)	169.4	(9.0)
Net income attributed to non-controlling interest	4.0	—	5.1	—

Net income (loss) attributable to Delek	$92.5	$(9.9)	$164.3	$(9.0)

Basic earnings (loss) per share	$1.60	$(0.18)	$2.93	$(0.17)

Diluted earnings (loss) per share	$1.58	$(0.18)	$2.91	$(0.17)

Weighted average common shares outstanding:
Basic	57,973,790	54,385,007	56,122,544	54,220,553

Diluted	58,579,804	54,385,007	56,474,636	54,220,553

Dividends declared per common share outstanding	$0.0375	$0.0375	$0.1125	$0.1125

Adjusted earnings (loss) per share	$1.52	$(0.18)	$2.67	$(0.22)

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2011	2010
Cash Flow Data
Cash flows provided by operating activities:	$226.2	$40.0
Cash flows used in investing activities:	(126.9)	(30.1)
Cash flows provided by (used in) financing activities:	70.3	(60.8)

Net increase (decrease) in cash and cash equivalents	$169.6	$(50.9)

Delek US Holdings, Inc.
Segment Data
(In millions)

	Three Months Ended September 30, 2011
				Corporate,
				Other and
(In millions)	Refining	Retail	Marketing	Eliminations	Consolidated
Net sales (excluding intercompany fees and sales)	$1,516.4	$499.4	$188.7	$0.5	$2,205.0
Intercompany fees and sales	18.0	—	6.3	(24.3)	—
Operating costs and expenses:
Cost of goods sold	1,296.6	449.2	187.2	(21.5)	1,911.5
Operating expenses	61.7	34.6	1.0	(2.5)	94.8

Segment contribution margin	$176.1	$15.6	$6.8	$0.2	198.7

General and administrative expenses					18.8
Depreciation and amortization					20.0
Loss on sale of assets					0.6

Operating income					$159.3

Total assets	$1,476.7	$405.1	$72.9	$59.5	$2,014.2

Capital spending (excluding business combinations)	$12.1	$10.1	$0.1	$2.2	$24.5

	Three Months Ended September 30, 2010
				Corporate,
				Other and
(In millions)	Refining	Retail	Marketing	Eliminations	Consolidated
Net sales (excluding intercompany fees and sales)	$357.2	$402.7	$115.1	$0.5	$875.5
Intercompany fees and sales	(2.1)	—	4.8	(2.7)	—
Operating costs and expenses:
Cost of goods sold	330.7	349.9	113.3	(0.2)	793.7
Operating expenses	25.5	34.1	0.9	(2.3)	58.2

Segment contribution margin	$(1.1)	$18.7	$5.7	$0.3	23.6

General and administrative expenses					14.9
Depreciation and amortization					14.4
Loss on sale of assets					0.2

Operating income					$(5.9)

Total assets	$519.5	$416.3	$75.3	$148.2	$1,159.3

Capital spending (excluding business combinations)	$12.8	$2.9	$—	$—	$15.7

	Nine Months Ended September 30, 2011
				Corporate,
				Other and
(In millions)	Refining	Retail	Marketing	Eliminations	Consolidated
Net sales (excluding intercompany fees and sales)	$3,253.0	$1,410.5	$533.2	$0.5	$5,197.2
Intercompany fees and sales	28.4	—	16.7	(45.1)	—
Operating costs and expenses:
Cost of goods sold	2,799.9	1,272.3	526.2	(39.8)	4,558.6
Operating expenses	140.7	101.5	3.5	(7.5)	238.2

Segment contribution margin	$340.8	$36.7	$20.2	$2.7	400.4

General and administrative expenses					61.9
Depreciation and amortization					53.3
Loss on sale of assets					2.6

Operating income					$282.6

Capital spending (excluding business combinations)	$21.1	$26.3	$0.1	$2.6	$50.1

	Nine Months Ended September 30, 2010
				Corporate,
				Other and
(In millions)	Refining	Retail	Marketing	Eliminations	Consolidated
Net sales (excluding intercompany fees and sales)	$1,216.9	$1,194.1	$354.5	$0.6	$2,766.1
Intercompany fees and sales	3.6	—	15.2	(18.8)	—
Operating costs and expenses:
Cost of goods sold	1,123.4	1,048.4	349.5	(11.8)	2,509.5
Operating expenses	73.8	101.5	2.0	(7.2)	170.1
Insurance proceeds — business interruption	(12.8)	—	—	—	(12.8)
Property damage expenses	(4.0)	—	—	—	(4.0)

Segment contribution margin	$40.1	$44.2	$18.2	$0.8	103.3

General and administrative expenses					45.0
Depreciation and amortization					44.9
Loss on sale of assets					0.3

Operating income					$13.1

Capital spending (excluding business combinations)	$32.2	$8.0	$—	$0.1	$40.3

Delek US Holdings, Inc.
Statistical Data
(In millions, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Refining Segment	2011	2010	2011	2010
Tyler Refinery
Days operated in period	92	92	273	273
Total sales volume (average barrels per day)(1)	59,920	46,500	59,446	53,008
Products manufactured (average barrels per day):
Gasoline	30,802	24,953	31,483	29,618
Diesel/Jet	22,798	17,837	22,360	19,617
Petrochemicals, LPG, NGLs	2,704	1,280	2,270	1,598
Other	2,525	1,861	2,458	1,911

Total production	58,829	45,931	58,571	52,744

Throughput (average barrels per day):
Crude oil	57,625	45,310	55,767	50,447
Other feedstocks	2,187	2,142	3,674	3,491

Total throughput	59,812	47,452	59,441	53,938

Per barrel of sales:
Tyler refinery operating margin	23.47	5.70	20.12	6.71
Tyler refinery operating margin excluding intercompany marketing service fees	24.14	6.30	20.68	7.27
Direct operating expenses	5.33	5.96	5.51	5.10
El Dorado Refinery
Days operated in period	92		155
Total sales volume (average barrels per day)(1)	82,317		76,426
Products manufactured (average barrels per day):
Gasoline	34,115		31,561
Diesel	28,001		26,151
Petrochemicals, LPG, NGLs	1,348		1,315
Asphalt	18,095		15,517
Other	3,706		3,224

Total production	85,265		77,768

Throughput (average barrels per day):
Crude oil	79,761		72,283
Other feedstocks	6,305		6,338

Total throughput	86,066		78,621

Per barrel of sales:
El Dorado refinery operating margin	$14.33		$13.10
Direct operating expenses	$4.27		$4.34
Pricing statistics (average for the period presented):
WTI — Cushing crude oil (per barrel)	$89.59	$76.09	$95.45	$77.60
Mars crude oil (per barrel)(2)	$109.45		$110.67
US Gulf Coast 5-3-2 crack spread (per barrel)	$30.80	$7.45	$23.87	$7.87
US Gulf Coast Unleaded Gasoline (per gallon)	$2.81	$1.98	$2.80	$2.04
Ultra low sulfur diesel (per gallon)	$2.95	$2.09	$2.91	$2.09
Natural gas (per MMBTU)	$4.12	$4.31	$4.22	$4.59

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Marketing Segment	2011	2010	2011	2010
Days operated in period	92	92	273	273
Products sold (average barrels per day):
Gasoline	7,385	6,685	6,704	6,712
Diesel/Jet	8,711	7,379	8,796	7,594
Other	43	50	45	48

Total sales	16,139	14,114	15,545	14,354

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Retail Segment	2011	2010	2011	2010
Number of stores (end of period)	384	420	384	420
Average number of stores	389	423	398	431
Retail fuel sales (thousands of gallons)	106,518	108,212	305,949	320,236
Average retail gallons per average number of stores (in thousands)	274	256	769	742
Retail fuel margin ($ per gallon)	$0.188	$0.196	$0.167	$0.171
Merchandise sales (in thousands)	$100,639	$103,212	$284,065	$291,372
Merchandise margin %	29.0%	30.1%	30.0%	30.7%
Credit expense (% of gross margin)	11.4%	8.7%	11.6%	9.2%
Merchandise and cash over/short (% of net sales)	0.2%	0.2%	0.2%	0.2%
Operating expense/merchandise sales plus total gallons	16.1%	15.6%	16.6%	16.0%

(1)
Sales volume includes 1,678 and 1,640 bpd sold to the marketing and retail segments during the three and nine months ended September 30, 2011, respectively, and 64 and 479 bpd sold to the marketing segment during the three and nine months ended September 30, 2010, respectively.

(2)	The information included in the nine months ended September 30, 2011 represents the average for the period April 29, 2011 through September 30, 2011.